UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 23, 2024 (July 22, 2024)
Atkore Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-37793	90-0631463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
16100 South Lathrop Avenue, Harvey, Illinois 60426
(Address of principal executive offices) (Zip Code)

(708) 339-1610
(Registrant's telephone number, including area code)

N/A
(Former name )

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol	Name of each exchange on which registered
Common Stock, $.01 par value per share	ATKR	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On July 22, 2024, David Johnson, the Chief Financial Officer (“CFO”) and Chief Accounting Officer (“CAO”) of Atkore Inc. (the “Company”), notified the Company that he is resigning from the Company to pursue another opportunity outside the electrical industry. Mr. Johnson’s last day at the Company will be August 9, 2024, and he will participate in the Company’s scheduled third quarter fiscal 2024 earnings call on August 6, 2024. In addition, the Company announced that, upon Mr. Johnson’s departure, John Deitzer will assume the role of CFO and James Alvey will assume the role of CAO.

Mr. Deitzer, 41, joined the Company in 2019 and has more than 19 years’ experience in investor relations, treasury and corporate strategy. Currently, Mr. Deitzer is the Company’s Vice President of Finance-Electrical business unit. Mr. Deitzer joined the Company in 2019 as Vice President of Investor Relations, adding oversight of the Company’s Environment, Social and Governance initiatives as well as the Treasury department to his responsibilities in 2020. Prior to that, Mr. Deitzer spent four years at Alcoa Corporation in investor relations and management consulting and strategy roles. Prior to that, Mr. Deitzer held investor relations and corporate strategy roles during his tenure at H.J. Heinz Company. Mr. Deitzer started his management career at PPG Industries in global sales, taking on roles with increasing responsibilities as Segment Manager and Global Account Manager. Mr. Deitzer received a Master of Business Administration in Finance and Strategy from Carnegie Mellon University, Tepper School of Business, and a Bachelor of Science in Chemical Engineering from Case Western Reserve University.

In connection with his promotion, Mr. Deitzer and the Company agreed on certain terms of his compensation as CFO. Mr. Deitzer’s base salary will be $475,000 per year, and his bonus eligible target under the Annual Incentive Plan (“AIP”) will be 70% of base salary, measured using applicable corporate performance factors. Mr. Deitzer will also receive an equity grant of an amount commensurate with his new position in November 2024 in the ordinary course of the Company’s long term incentive planning. The selected long-term incentive award will vest pursuant to the terms of the Company’s 2020 Omnibus Incentive Plan. Mr. Deitzer will also participate in the Company’s Severance and Retention Policy for Senior Management.

There are no arrangements or understandings between Mr. Deitzer and any other persons pursuant to which he was selected as the Company’s CFO. Mr. Deitzer has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Mr. Alvey, 46, joined the Company in March 2021 with over a decade of financial reporting and auditing experience. Currently, Mr. Alvey is the VP – Corporate Controller of the Company. Prior to joining the Company, Mr. Alvey was an Audit Senior Manager at the auditing firm Ernst & Young LLP from 2009 to 2021, where he served a variety of Fortune 500 public clients and similarly-sized private clients in manufacturing, oil & gas refining, transportation, and retail. Mr. Alvey is a veteran of the United States Army and earned both a Bachelor of Business Administration and a Master of Science in Accounting from Oklahoma State University. Mr. Alvey holds an active certified public accountant license in the state of Arkansas.

Mr. Alvey’s base compensation is $250,000 per year, and he will receive an equity award commensurate with his new position in November 2024 in the ordinary course of the Company’s long term incentive planning. The selected long-term incentive award will vest pursuant to the terms of the Company’s 2020 Omnibus Incentive Plan.

There are no arrangements or understandings between Mr. Alvey and any other persons pursuant to which he was selected as the Company’s CAO. Mr. Alvey has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 7.01 Regulation FD Disclosure
On July 23, 2024, the Company issued a press release regarding the foregoing matters. The Company’s press release is being furnished as Exhibit 99.1 and is incorporated herein by reference.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K shall not be deemed "filed" for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the "Securities Exchange Act"), or otherwise subject to the limitations of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act, except as shall be expressly set forth by specific reference in such a filing by the Company with the Securities and Exchange Commission.

Item 9.01. Financial Statements and Exhibits.*

Exhibit No.	Description of Exhibit
99.1	Press Release, dated July 23, 2024.
104	Inline XBRL for the cover page of this Current Report on Form 8-K
*	In accordance with General Instruction B.2 of Form 8-K, the information in this Current Report on Form 8-K, including attachments hereto, shall not be deemed “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934 ("Exchange Act"), as amended, or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such a filing.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ATKORE INC.

By: /s/ Daniel S. Kelly
Daniel S. Kelly
Vice President, General Counsel and Secretary

Date: July 23, 2024